                                                                    EXHIBIT 10.1

================================================================================






                      AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of July 31, 1998,

                                  by and among

                            CCA Prison Realty Trust,

                        and certain Subsidiaries thereof,

                                  as Borrowers,

                         the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Documentation Agent,
                                       and

                               NATIONSBANK, N.A.,
                              as Syndication Agent,





================================================================================

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.......................................................................................1

SECTION 1.1     Definitions..................................................................................1

SECTION 1.2     General.....................................................................................16

SECTION 1.3     Other Definitions and Provisions............................................................16


ARTICLE II  REVOLVING CREDIT FACILITY.......................................................................16

SECTION 2.1     Revolving Credit Loans......................................................................16

SECTION 2.2     Swingline Loans.............................................................................16

SECTION 2.3     Procedure for Advances of Revolving Credit and Swingline Loans..............................18

SECTION 2.4     Repayment of Loans..........................................................................19

SECTION 2.5     Notes.......................................................................................20

SECTION 2.6     Permanent Reduction of the Aggregate Commitment.............................................20

SECTION 2.7     Revolving Termination Date..................................................................21

SECTION 2.8     Release of Security.........................................................................21


ARTICLE III  LETTER OF CREDIT FACILITY......................................................................21

SECTION 3.1.    L/C Commitment..............................................................................21

SECTION 3.2.    Procedure for Issuance of Letters of Credit.................................................22

SECTION 3.3.    Commissions and Other Charges...............................................................22

SECTION 3.4.    L/C Participations..........................................................................22

SECTION 3.5.    Reimbursement Obligation of the Borrowers...................................................23

SECTION 3.6.    Obligations Absolute........................................................................24

SECTION 3.7.    Effect of Application.......................................................................24


ARTICLE IV  GENERAL LOAN PROVISIONS.........................................................................25

SECTION 4.1.    Interest....................................................................................25

SECTION 4.2.    Notice and Manner of Conversion or Continuation of Loans....................................26

SECTION 4.3.    Fees........................................................................................27

SECTION 4.4.    Manner of Payment...........................................................................27

SECTION 4.5.    Crediting of Payments and Proceeds..........................................................28

SECTION 4.6.    Adjustments.................................................................................28

SECTION 4.7.    Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                Administrative Agent........................................................................29

SECTION 4.8.    Changed Circumstances.......................................................................29

SECTION 4.9.    Indemnity...................................................................................31

SECTION 4.10.   Capital Requirements........................................................................32

SECTION 4.11.   Taxes.......................................................................................32

SECTION 4.12.   Use of Proceeds.............................................................................34

SECTION 4.13    Security....................................................................................34


ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING.....................................................34

SECTION 5.1.    Closing.....................................................................................34

SECTION 5.2.    Conditions to Closing and Initial Extensions of Credit......................................34

SECTION 5.3.    Conditions to All Loans and Letters of Credit...............................................38


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.................................................38

SECTION 6.1.    Representations and Warranties..............................................................38

SECTION 6.2.    Survival of Representations and Warranties, Etc.............................................44


ARTICLE VII  FINANCIAL INFORMATION AND NOTICES..............................................................45

SECTION 7.1.    Financial Statements and Projections........................................................45

SECTION 7.2.    Officer's Compliance Certificate............................................................46

SECTION 7.3.    Other Reports...............................................................................46

SECTION 7.4.    Notice of Litigation and Other Matters......................................................46

SECTION 7.5.    Accuracy of Information.....................................................................47


ARTICLE VIII  AFFIRMATIVE COVENANTS.........................................................................48

SECTION 8.1.    Preservation of Corporate Existence and Related Matters.....................................48

SECTION 8.2.    Maintenance of Property.....................................................................48

SECTION 8.3.    Insurance...................................................................................48

SECTION 8.4.    Accounting Methods and Financial Records....................................................48

SECTION 8.5.    Payment and Performance of Obligations......................................................48

SECTION 8.6.    Compliance With Laws and Approvals..........................................................49

SECTION 8.7.    Environmental Laws..........................................................................49

SECTION 8.8.    Compliance with ERISA.......................................................................49

SECTION 8.9.    Compliance With Agreements..................................................................50

SECTION 8.10.   Conduct of Business.........................................................................50

SECTION 8.11.   Visits and Inspections......................................................................50

SECTION 8.12.   Lease Terms and Conditions..................................................................50

SECTION 8.13.   Lease Revenues..............................................................................50

SECTION 8.14.   Additional Borrowers and Collateral.........................................................51

SECTION 8.16.   Further Assurances..........................................................................52


ARTICLE IX  FINANCIAL COVENANTS.............................................................................53

SECTION 9.1     Ratio of Total Liabilities to Total Capitalization..........................................53

SECTION 9.2     Ratio of Adjusted Funded Debt to Adjusted Cash Flow.........................................53

SECTION 9.3     Ratio of Dividends to Funds From Operations.................................................53

SECTION 9.4     Interest Coverage Ratio.....................................................................53

SECTION 9.5     Minimum Net Worth...........................................................................53

SECTION 9.6     Project Development Ratio...................................................................54

ARTICLE X  NEGATIVE COVENANTS..............................................................................54

SECTION 10.1.   Limitations on Debt........................................................................54

SECTION 10.2.   Limitations on Contingent Obligations......................................................55

SECTION 10.3.   Limitations on Liens.......................................................................55

SECTION 10.4.   Limitations on Loans, Advances, Investments and Acquisitions...............................56

SECTION 10.5.   Limitations on Mergers and Liquidation.....................................................57

SECTION 10.6.   Limitations on Sale of Assets..............................................................57

SECTION 10.7.   Limitations on Dividends and Distributions.................................................57

SECTION 10.8.   Transactions with Affiliates...............................................................58

SECTION 10.9.   Certain Accounting Changes.................................................................58

SECTION 10.10.  Amendment to Sale Leaseback Documents......................................................58

SECTION 10.11.  Restrictions on Working Capital............................................................58

SECTION 10.12.  Restrictive Agreements.....................................................................58

SECTION 10.13.  Operating Leases...........................................................................58


ARTICLE XI  DEFAULT AND REMEDIES...........................................................................58

SECTION 11.1.   Events of Default..........................................................................58

SECTION 11.2.   Remedies...................................................................................61

SECTION 11.3.   Rights and Remedies Cumulative; Non-Waiver; Etc............................................62


ARTICLE XII  THE ADMINISTRATIVE AGENT......................................................................62

SECTION 12.1.   Appointment................................................................................62

SECTION 12.2.   Delegation of Duties.......................................................................63

SECTION 12.3.   Exculpatory Provisions.....................................................................63

SECTION 12.4.   Reliance by the Administrative Agent.......................................................63

SECTION 12.5.   Notice of Default..........................................................................63

SECTION 12.6.   Non-Reliance on the Administrative Agent and Other Lenders.................................64

SECTION 12.7.   Indemnification...........................................................................64

SECTION 12.8.   The Administrative Agent in Its Individual Capacity.......................................65

SECTION 12.9.   Resignation of the Administrative Agent; Successor Administrative Agent...................65

SECTION 12.10.  The Documentation Agent and Syndication Agent.............................................65


ARTICLE XIII  MISCELLANEOUS...............................................................................66

SECTION 13.1.   Notices...................................................................................66

SECTION 13.2.   Expenses; Indemnity.......................................................................67

SECTION 13.3.   Set-off...................................................................................67

SECTION 13.4.   Governing Law.............................................................................68

SECTION 13.5.   Consent to Jurisdiction...................................................................68

SECTION 13.6.   Binding Arbitration; Waiver of Jury Trial.................................................68

SECTION 13.7.   Reversal of Payments......................................................................69

SECTION 13.8.   [Reserved]................................................................................70

SECTION 13.9.   Accounting Matters........................................................................70

SECTION 13.10.  Successors and Assigns; Participations....................................................70

SECTION 13.11.  Amendments, Waivers and Consents..........................................................73

SECTION 13.12.  Performance of Duties.....................................................................73

SECTION 13.13.  Joint and Several Liability; PZN as Agent for Borrowers...................................73

SECTION 13.14.  All Powers Coupled with Interest..........................................................73

SECTION 13.15.  Survival of Indemnities...................................................................74

SECTION 13.16.  Titles and Captions.......................................................................74

SECTION 13.17.  Severability of Provisions................................................................74

SECTION 13.18.  Counterparts..............................................................................74

SECTION 13.19.  Entire Agreement; Term of Agreement.......................................................74

SECTION 13.20.  Inconsistencies with Other Documents; Independent Effect of Covenants.....................74

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1 - Form of Revolving Credit Note
Exhibit A-2 - Form of Swingline Note
Exhibit B   - Form of Notice of Revolving Credit/Swingline Borrowing
Exhibit C   - Form of Notice of Prepayment
Exhibit D   - Form of Notice of Account Designation
Exhibit E   - Form of Notice of Conversion/Continuation
Exhibit F   - Form of Officer's Compliance Certificate
Exhibit G   - Form of Assignment and Acceptance
Exhibit H   - Form of Security Agreement
Exhibit I   - Form of Deed of Trust
Exhibit J   - Form of Assignment of Lease
Exhibit K   - Form of Pledge Agreement

SCHEDULES

Schedule 1.1    - Lenders and Commitments
Schedule 6.1(a) - Jurisdictions of Organization and Qualification
Schedule 6.1(b) - Capitalization
Schedule 6.1(h) - Environmental Matters
Schedule 6.1(i) - ERISA Plans
Schedule 6.1(l) - Material Contracts

         AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated or otherwise modified, this "Agreement"), dated as of the 31st day of July, 1998, by and among CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("PZN"), the Subsidiaries of PZN identified on the signature pages hereto, and any other direct or indirect Subsidiary of PZN that is joined as Borrower pursuant to the terms hereof (collectively the "Borrowers"), the financial institutions who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (the "Administrative Agent"), CANADIAN IMPERIAL BANK OF COMMERCE, as Documentation Agent (the "Documentation Agent") and NATIONSBANK, N.A., as Syndication Agent (the "Syndication Agent").

                              STATEMENT OF PURPOSE

         The Borrowers have requested and the Lenders have agreed to amend and restate the Prior Credit Agreement referred to below, pursuant to which the Lenders will extend certain credit facilities to the Borrowers on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions.

The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Adjusted Cash Flow" means, as of any date, Cash Flow for the calendar month ending on or immediately prior to such date multiplied by twelve (12).

         "Adjusted Funded Debt" means, as of any date, Total Funded Debt less Excess Cash less forty-five percent (45%) of Expended Project Costs.

         "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agecroft Prison" means the correctional facility to be constructed in the United Kingdom pursuant to certain agreements among API, Her Majesty's Prison Service and other third parties.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Three Hundred Million Dollars ($300,000,000).

         "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.

         "API" means Agecroft Properties, Inc., a Tennessee corporation.

         "API Acquisition" means the planned acquisition by PZN or a Subsidiary thereof from CCA of (i) all of the issued and outstanding capital stock of API and (ii) the note evidencing the loan by CCA to API upon the completion of the construction of Agecroft Prison.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

         "Assignments of Lease" means the collective reference to the assignments of lease executed by any Borrower in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit J hereto, each as amended, restated or otherwise modified.

         "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrowers" shall have the meaning assigned thereto in the preamble hereof.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Capital Expenditure" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrowers and their Subsidiaries during such period, as determined in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrowers and their Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Cash Flow" means, for any period, the sum of (a) Funds From Operations plus (b) Interest Expense plus (c) Dividends paid with respect to any class of Preferred Stock (to the extent deducted in the calculation thereof) less (d) Maintenance Capital Expenditures, in each case for such period.

         "CCA" means Corrections Corporation of America, a Tennessee corporation, and its successors and assigns.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of any Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Completion Costs" means, as of any date, with regard to uncompleted construction projects of the Borrowers and their subsidiaries, the aggregate cost of completing such construction projects yet to be expended.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Correctional Facility" means any correctional or detention facility owned (or if the context requires, to be acquired) by any Borrower, including, without limitation, any real property associated therewith.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

         "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which would be due and payable by any such Person pursuant to a Hedging Agreement.

         "Deeds of Trust" means the collective reference to the deeds of trust, mortgages or similar real property security instruments executed by any Borrower in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of
Exhibit I hereto, each as amended, restated or otherwise modified.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Development Costs" means, as of any date, the sum of (a) Expended Project Costs plus (b) Completion Costs.

         "Dividends" means for any period all dividends or distribution paid by any Borrower with respect to its capital stock.

         "Documentation Agent" means Canadian Imperial Bank of Commerce, in its capacity as Documentation Agent hereunder.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $1,000,000,000, (b) a finance company, insurance company, investment bank or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $3,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by PZN and the Administrative Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding, and (c) such Lender's Commitment Percentage of the Swingline Loans then outstanding.

         "Excess Cash" means as of any date, the aggregate amount of unrestricted cash and cash equivalents set forth on a Consolidated balance sheet of the Borrowers and their Subsidiaries as of such date, in excess of $5,000,000.

         "Expended Project Costs" means, as of any date, with regard to uncompleted construction projects of the Borrowers and their subsidiaries, the aggregate development and construction costs expended, from the groundbreaking through such date of determination, of such construction projects.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

         "Fitch" means Fitch Investors Service, L.P.

         "Fixed Asset Book Value" means, with respect to the Borrowers and their Subsidiaries at any date of determination, the book value of the fixed assets thereof as set forth on a Consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP.

         "Funds From Operations" means, with respect to the Borrowers and their Subsidiaries, for any period, Net Income, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustment for unconsolidated partnerships and joint ventures, in each case as defined in NAREIT White Paper.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.

         "Incarceration Agreement" means any agreement, as amended, restated or otherwise modified, pursuant to which a Governmental Authority has contracted to incarcerate, detain or otherwise house inmates, prisoners or other detainees of such Governmental Authority at a Correctional Facility.

         "Interest Expense" means, with respect to the Borrowers and their Subsidiaries for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of the Borrowers and their Subsidiaries, determined for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Issuing Lender" means First Union in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "Justice Facility" means any law enforcement facility or other facility used in connection with the administration of justice owned (or if the context requires, to be acquired) by any Borrower, including without limitation, any real property associated therewith.

         "L/C Commitment" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Aggregate Commitment.

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lease" means the collective reference to the leases, each as amended, restated or otherwise modified, between any Borrower and any Private Counterparty or any Public Counterparty for the lease of any Correctional Facility or Justice Facility; "Lease" means any of such leases.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                LIBOR
                      ----------------------------------
                      1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans and "Loan" means any of such Loans.

         "Loan Documents" means, collectively, this Agreement, the Notes, Security Documents, the Applications, the Letters of Credit, any Hedging Agreement executed by any Lender or any Affiliate of any Lender in connection with hedging the interest rate exposure of any Borrower under this Agreement and each other document, instrument and agreement executed and delivered by any Borrower, any Subsidiary thereof or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Maintenance Capital Expenditures" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of maintaining any Capital Assets of the Borrowers and their Subsidiaries during such period, as determined in accordance with GAAP.

         "Master Lease Agreement" means the master lease agreement, as amended, restated or otherwise modified, between PZN and CCA pertaining to all Correctional Facilities leased from PZN by CCA.

         "Master Security Document Amendment" means the master security document amendment executed by the Borrowers in favor of the Administrative Agent and modifying the existing Security Agreement dated as of July 18, 1997 and the existing Pledge Agreements dated as of April 17,

1998, in each case executed by the Borrowers and their Subsidiaries, as applicable, in favor of the Administrative Agent.

         "Material Adverse Effect" means, with respect to any Borrower or any Subsidiary thereof, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person, the ability of any such Person to perform its obligations under the Loan Documents, the Sale Leaseback Documents or any other material agreement of any Borrower, in each case to which it is a party, or the ability of the Administrative Agent or any Lender to enforce its respective rights and remedies under the Loan Documents.

         "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any Subsidiary thereof involving monetary liability of or to any such Person in an amount in excess of $250,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any Subsidiary thereof, the failure of any party to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by any Borrower or any Subsidiary thereof from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other customary fees and expenses incurred in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be and is repaid in connection with such sale, (b) with respect to any offering of equity securities or issuance of Debt, the gross cash proceeds received by any Borrower or any Subsidiary thereof less all legal, underwriting and other reasonable fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Borrower or any Subsidiary thereof from an insurance company or Governmental Authority net of all reasonable expenses of collection.

         "Net Income" means, with respect to the Borrowers and their Subsidiaries, the Consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss): (a) the income (or loss) of any Person (other than a Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution, (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of such first Person or is merged into or consolidated with such first Person, and (c) to the extent not excluded from Net Income by clauses (a) and (b) above, any after-tax extraordinary gains.

         "Net Worth" means, with respect to any Person, at any date, the stockholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of such Person on such date determined in accordance with GAAP.

         "Notes" means the collective reference to the Revolving Credit Notes and the Swingline Notes and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.3(b).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.4(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by any Borrower to any Lender (or its Affiliate) or the Administrative Agent under any Hedging Agreement permitted pursuant to Section 10.1 to which a Lender (or its Affiliate) is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Offering" means the issuance of common stock of PZN in a fully underwritten initial public offering.

         "Option Agreements" means the collective reference to the option agreements, each as amended, restated or otherwise modified, between PZN and CCA granting PZN the exclusive option to obtain any or all of the Option Facilities.

         "Option Facilities" means the collective reference to the Northeast Ohio Correctional Center, the Torrance County Detention Facility, the Southern Colorado Correctional Facility, the North Fork Correctional Facility and the Whiteville Correctional Facility which PZN shall have the option of acquiring from CCA pursuant to the Option Agreements.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Pledge Agreements" means the collective reference to the pledge agreements dated as of April 17, 1998 executed by the Borrowers and their Subsidiaries, as applicable, in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, in each case as amended by the Master Security Document Amendment and as further amended, restated or otherwise modified. A copy of each such pledge agreement and all supplements thereto executed prior to the Closing Date are attached as Exhibit K hereto, as amended, restated or otherwise modified.

         "Preferred Stock" means any class of capital stock the terms of which contain a preference over common stock in the payment of dividends or the liquidation of assets, or is otherwise designated as preferred.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Prior Credit Agreement" means the Credit Agreement dated as of July 18, 1997 by and among PZN and certain Subsidiaries thereof, as Borrowers, the lenders party thereto (the "Prior Lenders"), First Union National Bank (formerly known as First Union National Bank of Tennessee) as Administrative Agent and Southtrust Bank, National Association, as Co-Agent (as amended).

         "Prior Lenders" means the lenders party to the Prior Credit Agreement.

         "Private Counterparty" means any counterparty to a Lease that is not a Public Counterparty.

         "Public Counterparty" means any Governmental Authority that is a counterparty to a Lease.

         "Purchase Agreements" means the collective reference to the Agreement of Sale and Purchase, each as amended, restated or otherwise modified, between PZN and CCA for the purchase of the Initial Facilities.

         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Extensions of Credit, or if no Extensions of Credit are outstanding, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Loan" means any revolving loan made to any Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

         "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "Revolving Termination Date" means the earliest of the dates referred to in Section 2.7.

         "Right to Purchase Agreement" means the right to purchase agreement, as amended, restated or otherwise modified, between PZN and CCA granting PZN an option to acquire, at fair market value, any correctional or detention facility acquired or developed and owned by CCA at any time hereafter, for a period of three (3) years after the date on which CCA first receives inmates at such facility.

         "Sale Leaseback Documents" means the collective reference to the Leases for the Initial Facilities and the Option Facilities, the Master Lease, the Purchase Agreements, the Option Agreements, the Right to Purchase Agreement, the Trade Name Use Agreement and each other document executed by any Borrower pertaining to or evidencing any transaction relating to the sale of correctional or detention facilities by CCA to any Borrower and subsequent leasing of such facilities by any Borrower to CCA.

         "Security Agreement" means the reference to the security agreement dated as of July 18, 1998, executed by the Borrowers and their Subsidiaries in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, as amended by the Master Security Document Amendment and as further amended, restated or otherwise modified. A copy of such security agreement and all supplements thereto executed prior to the Closing Date are attached hereto as Exhibit H.

         "Security Documents" means the collective reference to the Assignments of Lease, the Deeds of Trust, the Security Agreement, the Pledge Agreement, and each other agreement or writing pursuant to which any Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation, and its successors and assigns.

         "Solvent" means, as to the Borrowers and their Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subsidiary" means as to any Person, any corporation, partnership or other entity, domiciled within the United States, of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

         "Swingline Commitment" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Aggregate Commitment.

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to any Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

         "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section
12.9 and (b) the Revolving Termination Date.

         "Syndication Agent" means NationsBank, N.A., in its capacity as Syndication Agent hereunder.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Liabilities" means, at any date, all liabilities, including without limitation all Contingent Obligations and all obligations relative to the face amount of Letters of Credit, whether or not drawn, any banker's acceptances and Reimbursement Obligations, of the Borrowers and their Subsidiaries, calculated on a Consolidated basis without duplication in accordance with GAAP.

         "Total Capitalization" means, at any date, the sum of (a) Total Liabilities plus (b) Net Worth of the Borrowers and their Subsidiaries.

         "Total Funded Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn and banker's acceptances issued for the account of any such Person.

         "Trade Name Use Agreement" means the trade name use agreement, as amended, restated or otherwise modified, between PZN and CCA, granting the Borrowers the right to use the trade name "CCA" as part of their respective names.

         "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Borrower and/or one or more of the Wholly-Owned Subsidiaries thereof.

         SECTION 1.2. General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3. Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through, but not including, the Revolving Termination Date as requested by PZN on behalf of the Borrowers in accordance with the terms of
Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans and the L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of the L/C Obligations and Swingline Loans then outstanding. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Termination Date.

         SECTION 2.2. Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

         (b) Refunding.

                  (i) Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable) shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                  (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans (except any Swingline Loan extended after the occurrence and during the continuance of an Event of Default which has not been waived by the Required Lenders or the Lenders, as applicable) in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such

Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. PZN shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Revolving Credit/Swingline Borrowing") not later than 12:00 noon (Charlotte time) (i) at least one Business Day before each Base Rate Loan (other than a Swingline Loan), (ii) on the same Business Day as each Swingline Loan and
(iii) at least three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in the full amount of the aggregate Available Commitment of the Lenders, or, if less, shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans, a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof for LIBOR Rate Loans and a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof for Swingline Loans, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 noon (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit/Swingline Borrowing with respect to a Revolving Credit Loan.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified on the most recent Notice of Account Designation substantially in the form of Exhibit D (a "Notice of Account Designation") or as otherwise agreed upon by PZN and the Administrative Agent from time to time. Subject to Section
4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

         SECTION 2.4. Repayment of Loans.

         (a) Repayment on the Termination Date. The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Revolving Termination Date, if not sooner repaid, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Aggregate Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrowers with the Administrative Agent for the benefit of the Lenders (such cash collateral to be applied in accordance with Section 11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Other Mandatory Repayments. The Borrowers shall also be required to make mandatory repayments of the Loans with respect to the Net Cash Proceeds arising from a payment under an insurance policy or in connection with a condemnation proceeding, to the extent required by the applicable Deed of Trust.

         Each such repayment shall be made within three (3) Business Days of receipt of the applicable Net Cash Proceeds and shall be applied first to the principal amount of outstanding Swingline Loans and second to the principal amount of outstanding Revolving Credit Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Optional Repayments. The Borrowers may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, by providing irrevocable prior written notice, in the form attached hereto as Exhibit C (a "Notice of Prepayment"), to the Administrative Agent not later than 12:00 noon (Charlotte time) at least one (1) Business Day prior to such repayment with respect to LIBOR Rate Loans repaid at the maturity of such LIBOR Rate Loans, three (3) Business Days prior to such repayment with respect to any other LIBOR Rate Loans and one (1) Business Day prior to such repayment with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans (and if so, which LIBOR Rate Loans), Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans, a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof for LIBOR Rate Loans and a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof for Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e) Limitation on Repayment of LIBOR Rate Loans. Notwithstanding the provisions of Section 2.4(d), the Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.5. Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         (b) Swingline Notes. The Swingline Loans and the obligation of the Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the Borrowers' obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.6. Permanent Reduction of the Aggregate Commitment.

         (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in a minimum principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Each permanent reduction permitted pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Commitment and the

Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.9 hereof.

         SECTION 2.7. Revolving Termination Date. The Revolving Credit Facility shall terminate on the earliest of (a) July 18, 2000, (b) the date of termination by the Borrowers pursuant to Section 2.6(a) or (b), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 11.2(a).

         SECTION 2.8. Release of Security. Upon the sale of any Correctional Facility or Justice Facility permitted hereunder, the Liens of the Administrative Agent for the ratable benefit of itself and the Lenders arising under the Security Document relating to the specific assets subject to such sale, shall be deemed released and at the expense of the Borrowers the Administrative Agent and Lenders shall execute all release documentation reasonably requested and delivered by the Borrowers in order to release such Liens; provided that, (i) the aggregate proceeds received in connection with such sale are the greater of (A) the fair market value, as determined by the Independent Committee of the Board of Trustees of PZN, of such Correctional Facility or Justice Facility, as applicable, and (B) the amount equal to seventy five percent (75%) of the initial purchase price of such Correctional Facility or Justice Facility, as applicable, plus the aggregate amount of all Capital Expenditures made by the Borrowers with respect to such Correctional Facility.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Revolving Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000, (ii) be a standby letter of credit issued to support obligations of any Borrower or any of Subsidiary thereof, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Revolving Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish to PZN a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein pursuant to Section 3.4(a), all promptly following the issuance of such Letter of Credit.

         SECTION 3.3. Commissions and Other Charges.

         (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) a per annum fee equal to the Applicable Margin in effect with respect to LIBOR Rate Loans as set forth in Section 4.1(c) and (ii) the face amount of such Letter of Credit on the corresponding payment date (or if sooner, the termination date of the Letter of Credit). Such fee shall be payable quarterly in arrears on the Business Day next succeeding the last Business Day of each calendar quarter and on the Revolving Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         (b) The Borrowers shall pay to the Issuing Lender a fronting fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the Business Day next succeeding the last Business Day of each calendar quarter as long as such Letter of Credit is outstanding.

         (c) In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 3.4. L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the

Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed and such payments shall thereafter be reflected as Extensions of Credit of the Lenders on the books and records of the Administrative Agent.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5. Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies PZN of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date PZN receives the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6. Obligations Absolute. The Borrowers' obligations under this Article III (including without limitation the Reimbursement Obligation) shall be joint and several and absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any L/C Participant, the Administrative Agent or any beneficiary of a Letter of Credit. Each Borrower also agrees with the Issuing Lender and each L/C Participant that neither the Issuing Lender nor any L/C Participant shall be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. Each Borrower agrees that any action taken or omitted by the Issuing Lender or any L/C Participant under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1. Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of PZN on behalf of the Borrowers, the aggregate principal balance of (i) any Revolving Credit Note shall bear interest at (A) the Base Rate plus the Applicable Margin as set forth in Section 4.1(c)or (B) the LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin as set forth in Section 4.1(c). PZN on behalf of the Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Credit/Swingline Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which PZN on behalf of the Borrowers has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, PZN on behalf of the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two
(2) or three (3) months; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Revolving Termination Date; and

                  (v) there shall be no more than seven (7) Interest Periods outstanding at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be (i) during the period from the Closing Date through and including March 15, 1999, 0.00% for Base Rate Loans and 1.50% for LIBOR Rate Loans and (ii) thereafter, 0.25% for Base Rate Loans and 1.75% for LIBOR Rate Loans.

         (d) Default Rate. At the discretion of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the Business Day next succeeding the last Business Day of each calendar quarter commencing September 30, 1998; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto. All interest on LIBOR Rate Loans shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and all other interest rates, fees and commissions provided hereunder shall be computed on the basis of an 365/366-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a minimum principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans; or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a minimum principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, PZN on behalf of the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 12:00 noon (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3. Fees.

         (a) Commitment Fee and Facility Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, (i) a non-refundable commitment fee on the average daily unused portion of the Aggregate Commitment at a rate per annum which shall be 0.125% and (ii) a non-refundable facility fee on the total amount of the Aggregate Commitment at a rate per annum which shall be 0.25%. The commitment fee and facility fee shall be payable in arrears on the Business Day next succeeding the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1998, and on the Revolving Termination Date. Such commitment fee and facility fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Administrative Agent's Fee. The Borrowers agree to pay to the Administrative Agent, for its own account, an annual Administrative Agent's fee as set forth in the separate fee letter agreement executed by PZN and the Administrative Agent dated June 23, 1998, payable in advance on the Closing Date and on each anniversary of the Closing Date during the term of this Agreement thereafter.

         (c) Arrangement, Upfront and Other Fees. The Borrowers agree to pay the fees set forth in such fee letter executed by PZN, the Administrative Agent, Canadian Imperial Bank of Commerce and NationsBank, N.A., dated as of June 23, 1998.

         SECTION 4.4. Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 2:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders pro rata in accordance with their respective Commitment Percentages (other than as specifically set forth below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with this Section 4.4 and shall wire advice of the amount of such credit to each Lender. All payments received on or before 12:00 Noon (Charlotte, North Carolina time) shall be remitted by the Administrative Agent to each of the Lenders in accordance with this Section 4.4 on the same Business Day that such payments are received. Any payments received after 12:00 Noon (Charlotte, North Carolina time) shall be remitted by the Administrative Agent to the Lenders in accordance with this Section 4.4 on the next succeeding Business Day. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.5. Crediting of Payments and Proceeds. In the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by any Borrower hereunder, then to all indemnity obligations then due and payable by any Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes and the Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, then to any termination payments due in respect of a Hedging Agreement with any Lender or any Affiliate thereof permitted pursuant to Section 9.1, in that order.

         SECTION 4.6. Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect of its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, with interest (only if the Benefited Lender must pay interest) ratably, based on the amount which each such Lender must return to the aggregate amount which must be returned by the Benefited Lender. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b) and 4.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment Percentage of such borrowing, times
(b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8. Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to PZN. Thereafter, until the Administrative Agent notifies PZN that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to PZN and the other Lenders. Thereafter, until the Administrative Agent notifies PZN that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders or the Issuing Lender, as Issuing Lender (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify PZN of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify PZN of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this
Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to PZN through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9. Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss or expense (including, without limitation, any administrative fees and expenses) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of any Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion (other than a conversion pursuant to Section 4.8(b)(ii)) of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, using any reasonable attribution or averaging methods which such Lender deems appropriate and practical, and pursuant to the following formula:

                Indemnified Amount = (COFO-COFBD) times P times D
                                     ----------------------------
                                                 360

where:

         "COFO" means the cost of deposits or funds in connection with any Loan referred to in this Section 4.9 at the origination of such Loan, as determined by the applicable Lender.

         "COFBD" means the cost of deposits or funds in connection with any Loan referred to in this Section 4.9 on the breakage date giving rise to the compensation provided for in this Section 4.9 for the days remaining in the Interest Period applicable to such Loan, as determined by the applicable Lender.

         "P" means the aggregate principal amount of such Loan subject to compensation under this Section 4.9.

         "D" means the number of days remaining in the original Interest Period applicable to such Loan referred to in this Section 4.9.

A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to PZN by the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to PZN and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11. Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Upon the request of the Administrative Agent, the Borrowers shall furnish to the Administrative Agent evidence of the Borrowers' payment of any Taxes or Other Taxes in the form of the original or a certified copy of a receipt of payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to PZN, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to PZN, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to PZN, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies PZN and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.12. Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) to fund the acquisition of Correctional Facilities and Justice Facilities, (b) to fund construction and further development of Correctional Facilities and Justice Facilities and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions.

         SECTION 4.13 Security. The Obligations of the Borrower shall be secured as provided in the Security Documents.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on July 31, 1998, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Administrative Agent and each Lender:

                  (i) this Agreement;

                  (ii) the Revolving Credit Notes;

                  (iii) the Swingline Note; and

                  (iv) the Master Security Document Amendments;

shall have been duly authorized, executed and delivered by the Borrower party thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

                  (i) Officer's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of PZN, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each Borrower has satisfied each of the closing conditions to be satisfied by it.

                  (ii) Secretary's Certificates. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that (A) the copy of the certificate of incorporation or declaration of trust, as applicable, of such entity and all amendments thereto, previously delivered to the Administrative Agent are true and complete (or attaching all amendments or modifications thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation);
(B) the copy of the bylaws of such entity previously delivered to the Administrative Agent are true and complete; (C) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the transactions contemplated herein, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other documents related thereto; and (D) as to the incumbency and genuineness of the signature of each officer of such entity executing this Agreement and the other documents related hereto.

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers, including favorable opinions of local counsel in jurisdictions where any Deed of Trust is to be filed, addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

                  (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c) Collateral.

                  (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests upon such filings constitute valid and perfected first priority Liens therein.

                  (ii) Lien Search. The Borrowers shall have delivered the results of a Lien search made against the Borrowers under the Uniform Commercial Code as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

                  (iii) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by an officer of PZN) of insurance policies in the form required under Section 7.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         (d) Consents; Defaults.

                  (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                  (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e) Financial Matters.

                  (i) Financial Statements. The Administrative Agent shall have received recent annual and interim financial statements of the Borrowers and their Subsidiaries and such other financial information with respect to the Borrowers and their Subsidiaries as may be reasonably requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

                  (ii) Financial Condition Certificate. PZN shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of PZN, that (A) each Borrower and each of its Subsidiaries are each Solvent, (B) each Borrower's payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial condition of the

Borrowers and their Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

                  (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

         (f) Miscellaneous.

                  (i) Notice of Borrowing; Notice of Account Designation and Application for Letter of Credit. The Administrative Agent shall have received written instructions from PZN to the Administrative Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date. If a Letter of Credit is to be issued on the Closing Date, PZN shall have delivered an Application.

                  (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) Due Diligence and Other Documents. Each Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a secretary or assistant secretary of such Borrower as a true and correct copy thereof.

         (g) Refinancing. On the Closing Date, (i) all loans under the Prior Credit Agreement ("Existing Loans") made by any Prior Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and (except as expressly set forth in the Prior Credit Agreement) rights of such Prior Lender shall be terminated, (ii) all outstanding Existing Loans shall be deemed Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder, (iii) all outstanding letters of credit issued pursuant to the Prior Credit Agreement shall be deemed Letters of Credit hereunder and each Lender shall purchase a participation therein pursuant to Section 3.4 in accordance with its Commitment Percentage, (iv) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Loans to but excluding the Closing Date, (v) there shall have been paid in cash in full all accrued but unpaid fees under the Prior Credit Agreement due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Prior Lenders and/or any Agent, as agent under the Prior Credit Agreement, in each case to the satisfaction of such Agent or Prior Lender, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Prior Credit Agreement and (vi) all outstanding promissory notes issued by the Borrower to the Prior Lenders under the Prior Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such notes to the Borrowers.

         SECTION 5.3. Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issues any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

         (c) Compliance with Use of Proceeds Restriction. PZN shall have delivered a certificate in form and substance reasonably satisfactory to the Administrative Agent demonstrating pro forma compliance with Sections 10.11 of this Agreement.

         (d) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the financial statements and Officer's Compliance Certificate required pursuant to Sections 7.1 and 7.2 respectively and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 6.1. Representations and Warranties. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each Borrower and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in those jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. PZN was organized to be and is being operated in accordance with the rules for qualification as a "real estate investment trust" under Sections 856 through 860 of the Code. The jurisdictions in which the Borrowers are organized and qualified to do business are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of each Borrower is listed on Schedule 6.1(b). The capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrowers and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers and their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of such Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary thereof,
(ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary thereof or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrowers and their Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) Tax Returns and Payments. Each of the Borrowers and their Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and any of its Subsidiaries are in the judgment of such Borrower adequate, and such Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Borrowers and their Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither any Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) Environmental Matters. Except those matters in existence on the Closing Date and set forth on Schedule 6.1(h), to the best of any Borrower's knowledge after due inquiry:

                  (i) The properties of the Borrowers and their Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or
(B) could give rise to liability under, applicable Environmental Laws;

                  (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                  (iii) Neither the Borrowers nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower or any

Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) Hazardous Materials have not been transported or disposed of from the properties of any Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

                  (vi) There has been no release, or threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA.

                  (i) Neither the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                  (ii) each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of

ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrowers nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. Neither the Borrowers nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the Borrowers nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrowers nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.

         (m) Burdensome Provisions. Neither the Borrowers nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (n) Financial Information. The financial information with respect to the Borrowers which has been furnished to the Administrative Agent and each Lender, is based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished and the Closing Date, the reasonable estimate of senior management of the Borrowers of the results of the operations and other information projected therein. The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial information.

         (o) No Material Adverse Change. Since the date hereof, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (p) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Borrower and each Subsidiary thereof will be Solvent.

         (q) Titles to Properties. Each of the Borrowers and their Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to
Section 6.1(n), except those which have been disposed of by the Borrowers or their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (r) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrowers nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

         (s) Debt and Contingent Obligations. The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any Subsidiary thereof exists with respect to any such Debt or Contingent Obligation.

         (t) Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority the result of which could reasonably be expected to have a Material Adverse Effect.

         (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require any Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor.

         (v) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder and shall continue until the Obligations hereunder have been finally and indefeasibly paid and satisfied in full and the Commitments terminated.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 13.1 hereof and to each Lender at its respective address as set forth on Schedule 1.1, or such other office as may be designated by the Administrative Agent or such Lender from time to time:

         SECTION 7.1. Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of PZN to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope or limitations imposed by any Borrower or any Subsidiary thereof or with respect to accounting principles followed by any Borrower or any of Subsidiary thereof not in accordance with GAAP.

         (c) Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year and such other times as the Administrative Agent shall reasonably request, a business plan of the Borrowers and their Subsidiaries prepared in accordance with GAAP for the ensuing Fiscal Year, such plan to be prepared on a quarterly basis for such period, and to include the following for each applicable period: an operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of PZN to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such fiscal period.

         SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) a certificate of the chief financial officer or the treasurer of PZN in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3. Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (b) As soon as practicable, copies of all financial statements and reports that any Borrower shall send to its shareholders and copies of all registration statements and all regular or periodic reports which any Borrower shall file with the Securities and Exchange Commission or any successor commission;

         (c) Within fifteen (15) days after the end of each fiscal quarter, copies of each new Lease and each modification of an existing Lease executed during such fiscal quarter; and

         (d) Promptly upon receipt by any Borrower, deliver to the Administrative Agent and Lenders annual financial statements for each lessee party to any Lease, which lessee is a Private Counterparty and which Lease generates more than five percent (5%) of the aggregate annual revenues from all Leases, such financial statements to be in form and substance satisfactory to the Administrative Agent; and

         (e) Such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.4. Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, the result of which could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of

Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $750,000 that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

         (e) (i) any Default or Event of Default, (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Incarceration Agreement or Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties is bound (to the extent any Borrower has actual knowledge or notice thereof), (iii) any termination prior to the stated termination date under any Incarceration Agreement or Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or (iv) any lease default by a counterparty to any Lease;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect.

         SECTION 7.5. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.10, each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1. Preservation of Corporate Existence and Related Matters. Preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and maintain PZN's qualification as "real estate investment trust" under Sections 856 through 860 of the Code.

         SECTION 8.2. Maintenance of Property. Protect and preserve (or cause the applicable lessee to protect and preserve, in accordance with the terms of the applicable Lease) all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain (or cause the applicable lessee to maintain, in accordance with the terms of the applicable Lease) in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make (or cause the applicable lessee to make, in accordance with the terms of the applicable Lease) all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3. Insurance. Maintain (or cause the applicable lessee to maintain, in accordance with the terms of the applicable Lease) insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by the Security Documents and Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 8.7. Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use its best efforts to ensure such compliance by all agents, contractors, tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all agents, contractors, tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to any Correctional Facility or any Justice Facility or any property subject to any Deed of Trust, any operations thereon by any Person, or the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9. Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10. Conduct of Business. Engage only in the business of the ownership of Correctional Facilities or Justice Facilities or any business reasonably related thereto which such facilities shall be managed by their respective lessee or lessees (or duly authorized agent of any such lessee in the event such lessee is a Public Counterparty).

         SECTION 8.11. Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12. Lease Terms and Conditions. (a) Cause (i) each Correctional Facility to be subject to either (A) a Lease with a minimum initial lease term of (five) 5 years (provided that, subject to prior Required Lender approval, Leases with a Public Counterparty may have a lease term of less than five (5) years and be subject to appropriations limitations imposed by Applicable Law) or (B) a development agreement, in form and substance satisfactory to the Administrative Agent, Documentation Agent and Syndication Agent, in the reasonable discretion of each such entity and (ii) each Justice Facility to be subject to a Lease with a minimum initial lease term of (ten) 10 years (provided that, subject to prior Required Lender approval, Leases with a Public Counterparty may have lease term of less than ten (10) years and be subject to appropriations limitations imposed by Applicable Law); provided, that the Borrowers may maintain Correctional Facilities and Justice Facilities which do not comply herewith to the extent that the book value of such facilities does not exceed 7.5% of gross Fixed Asset Book Value and (b) cause each Lease entered into by any Borrower or any Subsidiary thereof to be delivered to the Administrative Agent within thirty (30) days following execution and delivery thereof to the Borrower and cause each such Lease to contain the following terms and conditions: (i) each such Lease will be a net lease, (ii) each such Lease will be non-cancelable by the lessee, (iii) the lessee or lessees under each such Lease will remain responsible for all operations and liabilities relating to the operation, administration and maintenance of the Correctional Facility or Justice Facility subject to such Lease and (iv) each Lease entered into after the Closing Date with annual lease payments in excess of $500,000 contains such other terms and conditions as the Administrative Agent shall reasonably request.

         SECTION 8.13. Lease Revenues. Cause at least seventy-five percent (75%) of all Lease revenues to be derived from Leases where the lessee is either (a) CCA or (b) a counterparty whose debt is rated at least A- by Standard & Poor's or A3 by Moody's (or, if ratings for such counterparty are unavailable from both Standard & Poor's and Moody's, rated at least A- by either Fitch or Duff & Phelps) and ninety percent (90%) of lease revenues shall be derived from leases with (x) a counterparty whose debt is rated BBB- by Standard & Poor's or Baa 3 by Moody's (or if unavailable the equivalent rating from either Fitch of Duff & Phelps )or (y) with any other counterparty approved in writing in advance by the Administrative Agent and Required Lenders.

         SECTION 8.14. Additional Borrowers and Collateral.

         (a) Within thirty (30) days after the creation or acquisition of any additional Subsidiary of any Borrower (excluding the acquisition of API, until such time as compliance with this Section 8.14 would be permitted by API's organizational documents) in accordance with the terms hereof, cause to be executed and delivered to the Administrative Agent (i) a joinder agreement in form and substance satisfactory to the Lenders such that such Subsidiary shall become a borrower hereunder and be bound by all of the terms and conditions hereof, (ii) supplements to the Security Documents (or additional Security Documents) in each case in form and substance satisfactory to the Lenders such that the assets of such Subsidiary shall become collateral security for the Obligations, (iii) a Pledge Agreement executed by PZN (or other applicable Subsidiary) or supplement thereto in each case in form and substance satisfactory to the Lenders such that the capital stock of such new Subsidiary shall become collateral for the Obligations and (iv) such other documents reasonably requested by the Administrative Agent or Required Lenders consistent with the terms of this Agreement which provide that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 8.14, each Subsidiary shall become a Borrower hereunder and the other Loan Documents or a joint and several basis to the same extent as if such Subsidiary had been a party hereto and thereto on the Closing Date.

         (b) Within thirty (30) days after the Closing Date, deliver to the Administrative Agent the following, each in form and substance satisfactory thereto (i) amendment to each existing Deed of Trust and/or Assignments of Lease previously delivered in connection with the Prior Credit Agreement, (ii) a confirmation of Subordination, Non-Disturbance and Attornment Agreement previously delivered in connection with the Prior Credit Agreement, (iii) an increase to all existing policies of title insurance previously delivered in connection with the Prior Credit Agreement commensurate with the increase in the Aggregate Commitment hereunder, (iv) legal opinions of local counsel with regard to the foregoing, each in form and substance satisfactory to the Administrative Agent and (v) such other certificates, documents and information as the Administrative Agent may reasonably request.

         (c) Subject to the proviso set forth in Section 10.4(b)(iii)(B), within thirty (30) days after the acquisition of any real property (whether owned in fee or leased) deliver to the Administrative Agent the following, each in form and substance satisfactory thereto (i) such additional Assignments of Lease, such additional Deeds of Trust, and such additional UCC-1 financing statements and other documents as are necessary to ensure that the Administrative Agent, on behalf of itself and the Lenders, is granted a first priority security interest in all of the real property and related assets to be acquired, (ii) a marked-up commitment for a policy of title insurance (and any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent), insuring Lenders' first priority

Liens and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Administrative Agent on the property subject to the Deeds of Trust with the final title insurance policy, being delivered within sixty (60) days after the acquisition date, (iii) copies of all recorded documents creating exceptions to the title policy referred to in clause (ii) above, (iv) evidence, in the form of a certification by an insurance broker or a municipal engineer, or other third party satisfactory to the Administrative Agent, stating that each such acquired parcel of property subject to a Deed of Trust and/or Assignment of Rents, Leases and Profits is not located in an area having "special flood hazards", (v) copies of as-built surveys of a recent date of each parcel of real property subject to a Deed of Trust certified as of a recent date by a registered engineer or land surveyor and, for each such survey with an effective date of more than sixty
(60) days prior to the acquisition date of such property shall be accompanied by an affidavit (a "Survey Affidavit") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate, showing the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by applicable laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement, (vi) a Phase I environmental assessment of each such acquired parcel of real property subject to a Deed of Trust and/or an Assignment of Rents, Leases and Profits by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (vii) legal opinions of local counsel with regard to the foregoing, each in form and substance satisfactory to the Administrative Agent and (viii) such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

         SECTION 8.15. Year 2000 Compatibility. Take all actions reasonably necessary to assure that Borrowers' computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrowers' Year 2000 compatibility.

         SECTION 8.16. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 Ratio of Total Liabilities to Total Capitalization. As of any fiscal quarter end, permit the ratio of (a) Total Liabilities as of such date to (b) Total Capitalization as of such date to equal or exceed 0.45 to 1.0.

         SECTION 9.2 Ratio of Adjusted Funded Debt to Adjusted Cash Flow. As of any fiscal quarter end, permit the ratio of (a) the Adjusted Funded Debt as of such date to (b) Adjusted Cash Flow to exceed 4.0 to 1.0.

         SECTION 9.3 Ratio of Dividends to Funds From Operations. As of any fiscal quarter end, for the four consecutive fiscal quarter period ending on such date, permit the ratio of (a) Dividends paid during such period to (b) Funds From Operations for such period, to exceed the corresponding ratio set forth below:

                      Date                                   Ratio
                      ----                                   -----

                      Closing Date through
                      12/31/98                           0.95 to 1.00

                      Thereafter                         0.90 to 1.00

         SECTION 9.4 Interest Coverage Ratio: As of any fiscal quarter end, for the four consecutive fiscal quarter period ending on such date, permit the ratio of (a) the sum of (i) Funds From Operations for such period plus (ii) Dividends paid during such period with respect to any class of Preferred Stock (to the extent deducted in the calculation thereof) plus (iii) Interest Expense for such period less (iv) Maintenance Capital Expenditures made during such period to (b) the sum of (i) Interest Expense for such period plus (ii) Dividends paid during such period with respect to any class of Preferred Stock, to be less than 3.0 to 1.0.

         SECTION 9.5 Minimum Net Worth. As of any fiscal quarter end, permit Net Worth to be less than the sum of (a) $500,000,000 plus (b) seventy five percent (75%) of Net Income (to the extent Net Income is positive) after the Closing Date determined on a cumulative basis less (c) Dividends paid after the Closing Date plus (d) 100% of any Net Cash Proceeds received from the issuance of, or any Debt satisfied on the conversion into, any capital stock of any Borrower during such fiscal quarter.

         SECTION 9.6 Project Development Ratio. As of any fiscal quarter end, permit the ratio of (a) Development Costs to (b) the sum of (i) Completion Costs plus (ii) gross Fixed Asset Book Value, all calculated as of such date, to be greater than 0.33 to 1.00; provided, that in addition to the foregoing, without limitation thereof, Development Costs shall not exceed $400,000,000 as of such date.

                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers have not and will not permit any of its Subsidiaries to:

         SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) any Hedging Agreement with a counterparty satisfactory to the Administrative Agent (unless the counterparty to such Hedging Agreement is (a) a Lender, (b) an Affiliate of a Lender or (c) an Eligible Assignee) and upon terms and conditions reasonably satisfactory to the Administrative Agent;

         (c) Debt consisting of Contingent Obligations permitted by Section
10.2;

         (d) Debt of the Borrowers and their Subsidiaries (a) other than provided for in clauses (a) through (d) of this Section, incurred in the ordinary course of business of the Borrowers and their Subsidiaries not to exceed $1,000,000 on any date of determination; and

         (e) intercompany Debt between PZN (or the applicable Subsidiary thereof and API) as contemplated by the API Acquisition which intercompany Debt shall not be required to be subordinated in right and time of payment to the Obligations so long as such subordination would conflict with the charter or articles of organization of API;

provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

         SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders; and

         (b) guaranties incurred in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time.

         SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation.

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders; and

         (f) Liens securing Capitalized Leases and purchase money Debt permitted pursuant to Section 10.1(d); provided, that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset,
(ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase or lease price of such property at the time it was acquired or leased.

         SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 180 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 180 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's or Moody's, (iii) certificates of deposit maturing no more than 180 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (b) investments (other than the API Acquisition) by any Borrower or any Subsidiary thereof in the form of acquisitions of any Correctional Facility or Justice Facility and related assets if each such acquisition meets all of the following requirements: (i) the total aggregate consideration for any single acquisition shall not exceed thirty five percent (35%) of the aggregate net Fixed Asset Book Value immediately prior to the consummation of any such acquisition, (ii) the Borrowers shall have demonstrated pro forma compliance with each covenant contained in Article IX hereof prior to consummating the acquisition and no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, and (iii) the Borrowers shall have delivered to the Administrative Agent in form and substance satisfactory thereto instruments, documents, certificates and opinions required pursuant to Section 8.14(c); provided, that the Borrowers shall not be required to grant a security interest in any assets so acquired (the "Excluded Assets") to the extent that the cost of such Excluded Assets is less than $5,000,000 for each individual acquisition and the book value of all such Excluded Assets and any other assets with regard to which the Required Lenders waive the requirements of this Section 10.4(b) shall in the aggregate represents less than five percent (5%) of the gross Fixed Asset Book Value.

         (c) the API Acquisition pursuant to the Refinancing Agreement dated as of July 6, 1998 among API, PZN, CCA and certain other third parties, a copy of which has been previously delivered to the Administrative Agent; provided (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) within thirty (30) days after the closing of the API Acquisition, PZN delivers to the Administrative Agent (A) a Pledge Agreement executed by PZN (or applicable Subsidiary thereof) or supplement thereto in form and substance satisfactory to the Lenders such that the capital stock of API shall become collateral for the Obligation, (B) a true and complete copy of the final governing documents regarding the API Acquisition and (C) such other documents, certificates and instruments, including, without limitation, legal opinions, in each case relating to the API Acquisition and Pledge Agreement referred to above as reasonably requested by the Administrative Agent or Required Lenders.

         SECTION 10.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

         SECTION 10.6. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale or other disposition of assets, including any Correctional Facility or Justice Facility; provided that (i) the aggregate amount of the sale price of all assets sold or disposed of during the term of this Agreement shall not exceed twenty percent (20%) of the net Fixed Asset Book Value of the Borrowers (as of the Closing Date and (ii) the Borrowers shall have demonstrated pro forma compliance with each covenant contained in Article IX hereof;

         (b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any Subsidiary thereof;

         (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

         (d) leases and sublease pertaining to Agecroft Prison to be entered into by API as contemplated in the Refinancing Agreement.

         SECTION 10.7. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

         (a) any Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock;

         (b) any Subsidiary may pay cash dividends to any Borrower; and

         (c) any Borrower may pay Dividends as long as immediately prior to making such Dividend and after giving pro forma effect to the payment of such Dividends, no Default or Event of Default has occurred and is continuing.

         SECTION 10.8. Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.9. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.10. Amendment to Sale Leaseback Documents. Without the prior written consent of the Administrative Agent, amend any Lease or any Sale Leaseback Document in a way that could be reasonably expected to have an adverse effect (as reasonably determined by the Administrative Agent) on any Borrower.

         SECTION 10.11. Restrictions on Working Capital. At any time during the term of this Agreement, allow more than $5,000,000 in the aggregate to be outstanding under the Credit Facility for working capital and general corporate purposes.

         SECTION 10.12. Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

         SECTION 10.13. Operating Leases. The aggregate amount of annual lease payments under all lease agreements for personal property, other than Capital Leases, shall not exceed $100,000 for any fiscal year.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. Any Borrower shall default in any payment of principal of any Loan or Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

         (c) Misrepresentation. Any representation or warranty made (or deemed to be made pursuant to Section 5.3(a)) by any Borrower or any of Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made (or deemed made pursuant to Section 5.3(a)).

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.4(e) or Articles IX or X of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to PZN by the Administrative Agent.

         (f) Hedging Agreement. Any termination payment shall be due by any Borrower under any Hedging Agreement and such amount is not paid within five (5) Business Days of the due date thereof.

         (g) Debt Cross-Default. Any Borrower or any Subsidiary thereof shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $250,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $250,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. (i) Any Borrower or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any material obligation or condition (as determined by the Administrative Agent) of (A) any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP or (B) any Lease or (ii) any other default under any Lease by CCA or any other party thereto.

         (i) Change in Control or Senior Management. (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than nine percent (9%) of the voting power of PZN entitled to vote in the election of members of the board of directors of PZN or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $250,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control") or (ii) any of the Chairman of the Board of Directors, Chief Executive Officer, President or Chief Development Officer of PZN as of the Closing Date ceases to continue to hold such office or continue with management responsibilities substantially similar to those existing on the Closing Date and a replacement for such Person reasonably satisfactory to the Administrative Agent and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by PZN within ninety
(90) days after such first Person ceases to hold such office or continue to have such management responsibilities.

         (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any provision of any Loan Document (other than this Agreement) shall for any reason cease to be valid and binding on any Borrower or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document (other than this Agreement) shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination Event. The occurrence of any of the following events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan or (iii) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

         (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of such judgments to exceed $250,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         (o) Failure to Maintain Stock Exchange Listing. PZN shall fail to maintain each class of its capital stock as eligible for listing for trading on the New York Stock Exchange once any such class of capital stock is initially listed thereon.

         SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to PZN:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of

Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers or such other Person which may be entitled thereto.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (with the consent of the Required Lenders or all of the Lenders as required pursuant to Section 13.10) and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. The Administrative Agent agrees that it shall administer the Loans and the Loan Documents in a manner consistent with that ordinarily employed by the Administrative Agent in the administration of similar loans for its own account.

         SECTION 12.2. Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any of Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary thereof.

         SECTION 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except as a result of its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or PZN referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 12.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluation and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower or any Subsidiary thereof which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative

Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9. Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and PZN. Upon any such resignation, the Required Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of PZN, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of PZN, which consent shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 12.10. The Documentation Agent and Syndication Agent. Neither the Documentation Agent, nor the Syndication Agent, in their respective capacity as such, shall have any duties or responsibilities and no liabilities under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1. Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service (next day delivery requested) or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to any Borrower:                CCA Prison Realty Trust
                                            10 Burton Hills Boulevard, Suite 100
                                            Nashville, Tennessee 37215
                                            Attention: D. Robert Crants, III
                                            Telephone No.: (615) 263-0200
                                            Telecopy No.:  (615) 263-0212

         With copies to:                    Stokes and Bartholomew, P.A.
                                            SunTrust Center, Suite 2800
                                            424 Church Street
                                            Nashville, Tennessee 37219
                                            Attention:  Robert R. Campbell, Jr.
                                            Telephone No.: (615) 259-1450
                                            Telecopy No.:  (615) 259-1470

         If to First Union as
            Administrative Agent:
                                            First Union National Bank
                                            One First Union Center, TW-4
                                            301 South College Street
                                            Charlotte, North Carolina  28288
                                            Attention:  Syndication Agency
                                                            Services
                                            Telephone No.: (704) 374-2791
                                            Telecopy No.:  (704) 383-0288
                                                         and

                                            First Union National Bank
                                            150 Fourth Avenue North
                                            Nashville, Tennessee 37219
                                            Attention: Andy Tompkins
                                            Telephone No.: (615) 251-9351
                                            Telecopy No.:  (615) 251-9461

         If to any Lender:                  To the Address set forth on
                                            Schedule 1.1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above for First Union National Bank, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2. Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all out-of-pocket expenses of the Administrative Agent and each Lender in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or
(b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.5. Consent to Jurisdiction. Each Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.6. Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction.

Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty
(60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property, collection of rents and set off, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7. Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8. [Reserved].

         SECTION 13.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by PZN, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.10. Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing (provided that no consents shall be required for assignments to any Affiliate of such Lender or any other Lender), PZN, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of PZN, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                  (i) accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and PZN; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to PZN.

Within five (5) Business Days after receipt by PZN of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to PZN.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

                  (i) each such participation shall be in an amount not less than $5,000,000;

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral described in the Security Documents; and

                  (vii) any such disposition shall not, without the consent of PZN, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority.. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 13.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.11. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or any fee on any Loan, Letter of Credit or Reimbursement Obligations, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligations,
(d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) extend the expiration date of any Letter of Credit beyond the Revolving Termination Date, (f) release any material portion of the collateral or release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document), (g) waive any Default or Event of Default with respect to non-compliance with Section 10.5 or
(h) amend the provisions of this Section 13.10 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.12. Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 13.13. Joint and Several Liability; PZN as Agent for Borrowers.

         (a) The Obligations of the Borrowers under this Agreement, the Applications and the Notes shall be joint and several.

         (b) Each Borrower hereby irrevocably appoints and authorizes PZN (i) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as PZN deems appropriate on its behalf to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         SECTION 13.14. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the

Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.15. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.16. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.17. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.19. Entire Agreement; Term of Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.20. Inconsistencies with Other Documents; Independent Effect of Covenants.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrowers or their Subsidiaries or further restricts the rights of the Borrowers or their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX or X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX or X.






                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[SEAL]                                  CCA PRISON REALTY TRUST


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------


[CORPORATE SEAL]                        U.S. CORRECTIONS CORPORATION


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------


[CORPORATE SEAL]                        USCC, INC.


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------


[CORPORATE SEAL]                        U.S. CORRECTIONS LEASING (NC)
                                        AVERY/MITCHELL FACILITY, INC.


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------


[CORPORATE SEAL]                        U.S. CORRECTIONS LEASING (NC)
                                        PAMLICO FACILITY, INC.


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------



                             [Signature Page Follows]

[CORPORATE SEAL]                        QUEENSGATE CORRECTIONAL CENTER, INC.


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------


[CORPORATE SEAL]                        PRISON REALTY MANAGEMENT, INC.


                                        By:    /s/ Vida H. Carroll
                                               ---------------------------------
                                        Name:  Vida H. Carroll
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------



                           [Signature Pages Continue]

                                        FIRST UNION NATIONAL BANK, as
                                        Administrative Agent, Swingline Lender
                                        and Lender


                                        By:    /s/ William M. Bateman
                                               ---------------------------------
                                        Name:  William M. Bateman
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------



                           [Signature Pages Continue]

                                        CANADIAN IMPERIAL BANK OF COMMERCE, as
                                        Documentation  Agent and Lender


                                        By:    /s/ Katherine Bass
                                               ---------------------------------
                                        Name:  Katherine Bass
                                               ---------------------------------
                                        Title: Executive Director
                                               ---------------------------------
                                                CIBC Oppenheimer Corp.,
                                                AS AGENT




                           [Signature Pages Continue]

                                        NATIONSBANK, N.A., as Syndication Agent
                                        and Lender

                                        By:    /s/ Richard G. Parkhurst, Jr.
                                               ---------------------------------
                                        Name:  Richard G. Parkhurst, Jr.
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------



                           [Signature Pages Continue]

                                        COMERICA BANK, as Lender


                                        By:    /s/ Kristine L. Andersen
                                               ---------------------------------
                                        Name:  Kristine L. Andersen
                                               ---------------------------------
                                        Title: Account Officer
                                               ---------------------------------




                           [Signature Pages Continue]

                                        AMSOUTH BANK, as Lender


                                        By:    /s/ Cort Fontenot
                                               ---------------------------------
                                        Name:  Cort Fontenot
                                               ---------------------------------
                                        Title: Relationship Manager
                                               ---------------------------------



                           [Signature Pages Continue]

                                        MERCANTILE BANK NATIONAL ASSOCIATION, as
                                        Lender


                                        By:    /s/ Donald A. Adam
                                               ---------------------------------
                                        Name:  Donald A. Adam
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------



                           [Signature Pages Continue]

                                        BANK HAPOALIM, B. M., as Lender


By:     /s/ Amram Lador                  By:    /s/ Ellen Frank
        ----------------------------            --------------------------------
Name:   Amram (Rami) Lador               Name:  Ellen Frank
        ----------------------------            --------------------------------
Title:  First Vice President             Title: Vice President
        ----------------------------            --------------------------------
        and Branch Manager
        ----------------------------


                           [Signature Pages Continue]

                                        SOUTHTRUST BANK, N.A., as Lender


                                        By:    /s/ Rett Dallas
                                               ---------------------------------
                                        Name:  Rett Dallas
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------



                           [Signature Pages Continue]

                                        FIRST TENNESSEE BANK, as Lender


                                        By:    /s/ Malinda J. Browne
                                               ---------------------------------
                                        Name:  Malinda J. Browne
                                               ---------------------------------
                                        Title: Commercial Loan Officer
                                               ---------------------------------




                           [Signature Pages Continue]

                                        UNION PLANTERS NATIONAL BANK, as Lender


                                        By:    /s/ Victoria E. Docauer
                                               ---------------------------------
                                        Name:  Victoria E. Docauer
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------

                               NOTICE TO BORROWER

         THIS WRITTEN CREDIT AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWERS, THE LENDERS, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE SYNDICATION AGENT. THIS WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWERS, THE LENDERS, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE SYNDICATION AGENT.

         NONSTANDARD TERMS OR PREVIOUS ORAL CREDIT AGREEMENTS. Any nonstandard terms or previous oral credit agreements between Borrowers, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent must be inserted here to be enforceable.

[None]

         AFFIRMATION OF NO UNWRITTEN ORAL CREDIT AGREEMENTS. Each Borrower and the Administrative Agent, on behalf of itself and the Lenders affirm by their signatures below that no unwritten, oral credit agreement exists between them.

                                        BORROWERS:

                                        CCA PRISON REALTY TRUST


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------



                                        ADMINISTRATIVE AGENT:

                                        FIRST UNION NATIONAL BANK


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------